2017 RBC Capital Markets Global Industrials Conference

Las Vegas, NV

Jay Craig
CEO & President

Kevin Nowlan
Senior Vice President & CFO

September 13, 2017

RUN WITH THE BULL | MERITOR

Forward-Looking Statements

This presentation contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto following the United Kingdom's decision to exit the European Union or, in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension and other postemployment benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully integrate the products and technologies of FABCO Holdings, Inc. and future results of such acquisition, including its generation of revenue and it being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental, asbestos-related, or other matters; whether the injunction relating to the Cole litigation will remain dissolved or will not otherwise be reinstated, whether the plaintiffs are granted a petition for certiorari with the U.S. Supreme Court and the actual impacts of the Company's plan to modify certain benefits of former union employee retirees on the Company's balance sheet, earnings and amount of cash payments; possible changes in accounting rules; ineffective internal controls; and other substantial costs, risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. See also the following portions of our Annual Report on Form 10-K for the year ended September 30, 2016, as amended: Item 1. Business, “Customers; Sales and Marketing”; “Competition”; “Raw Materials and Supplies”; “Employees”; “Environmental Matters”; “International Operations”; and “Seasonality; Cyclicality”; Item 1A. Risk Factors; Item 3. Legal Proceedings; and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

M2019 DRIVE! 125

EXCEED CUSTOMER EXPECTATIONS

- Be a reliable and innovative partner as measured by customer satisfaction scores
- Achieve customer quality of <25 PPM by driving a zero defect culture
- Maintain OE delivery >99%
- Drive value proposition through achievement of 1.5% annual operating performance

TRANSFORM TO A GROWTH-ORIENTED ORGANIZATION

- Launch 20 major new products
- Grow relationships with strategic customers
- Earn business with new customers and expand into new geographies
- Increase share of Aftermarket
- Expand components offerings globally
- Enter adjacent product lines

GROW REVENUE[1]

>20% above market (cumulative)

IMPROVE PROFIT[1][2]

+$1.25 increase in adjusted diluted EPS

ALLOCATE CAPITAL[1][2][3]

<1.5 Net debt to adjusted EBITDA

Return 25% of free cash flow to shareholders

INVEST IN EMPLOYEES

- Reduce safety case rate to ≤.65
- Sustain top quartile performance in employee engagement
- Achieve ≥3 suggestions per employee
- Grow talent and support development for timely succession
- Benefit from an inclusive workforce

MERITOR

Continued strong operational performance, new business wins, and end-market recovery driving earnings expansion

1. Based on management's current planning assumptions and other factors. Actual results may differ materially from projections as a result of risks and uncertainties. See slide "Forward Looking Statements."
2. See Appendix – "Non-GAAP Financial Information."
3. Net Debt to Adjusted EBITDA Ratio: (Total debt – Cash and cash equivalents) / Adjusted EBITDA.

Modified Retiree Healthcare Benefits

- District Court recently lifted 2006 injunction barring modification of benefits to United Auto Workers retirees
- Meritor subsequently announced benefit modifications that reduce retiree medical liability by approximately $315 million in fiscal year 2017
  - Retiree medical expense expected to improve by approximately $40 million annually over the next two fiscal years

2017	2018 & 2019
Expense of ~$25M →	Income of ~$15M per year

  - Also expect reduction in annual cash benefit payments

2017	2018 & 2019
~$32M →	~$15M per year

Long-term EPS and cash flow improvement

Acquired Fabco's Products and Technologies

- Design and manufacture axles, transfer cases, power take off units (PTOs), and specialty gear boxes for medium and heavy-duty on- and off-road, specialty, defense, off-highway, construction, rail, and other industrial applications
- Provides significant opportunities for growth in Specialty, Defense, and Off-Highway businesses globally
- Creates broader scope of capabilities and expanded portfolio of complimentary products with very little overlap



Expect to generate ~$50M of revenue and EPS accretion in FY19

RUN WITH THE BULL | MERITOR

Creating Opportunities Through Advanced Product Development

Segments of Focus

Transit Bus	Pick-Up & Delivery	School Bus	Terminal Tractor	CL 8 Linehaul / Drayage	Refuse
					

- Dedicated Engineering team focused on eMobility
- Evaluating and prioritizing each segment
- Developing ‘eCarrier’ architecture to address any/all segments
- Formed strategic alliance with UQM
- Working closely with Nikola Motor Company
- Building electric school bus demonstrator with TransPower showcasing Meritor’s eAxle


13X eCarrier
13X eAxle

Driving Toward Achievement of M2019 Objectives

Grow Revenue[1]

- Fabco transaction expected to generate ~$50M of revenue in FY19
- New technology and products to create growth

Improve Profit[1][2]

- OPEB modifications will reduce retiree medical expense $40M annually over next two fiscal years
- Fabco transaction expected to be accretive in 2019

Allocate Capital[1][2][3]

- Previously announced $100M debt redemption and OPEB liability improvement accelerating path to BB credit profile objectives
- Committed to returning 25% of FCF to shareholders

Driving shareholder value

1. Based on management's current planning assumptions and other factors. Actual results may differ materially from projections as a result of risks and uncertainties. See slide "Forward Looking Statements."
2. See Appendix – "Non-GAAP Financial Information."
3. Net Debt to Adjusted EBITDA Ratio: (Total debt – Cash and cash equivalents) / Adjusted EBITDA.

Appendix



Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP"), we have provided information regarding non-GAAP financial measures. These non-GAAP financial measures include Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA, Free cash flow and Net debt.

Adjusted diluted earnings (loss) per share from continuing operations is defined as reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges, non-cash tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards, and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures. Net debt is defined as total debt less cash and cash equivalents.

Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, Adjusted EBITDA and Adjusted diluted earnings (loss) per share from continuing operations are meaningful measures of performance to investors as they are commonly utilized to analyze financial performance in our industry, perform analytical comparisons, benchmark performance between periods and measure our performance against externally communicated targets.

Free cash flow is used by investors and management to analyze our ability to service and repay debt and return value directly to shareholders. Net debt over Adjusted EBITDA is a specific financial measure in our current M2019 plan used to measure the company's leverage in order to assist management in its assessment of appropriate allocation of capital.

Management uses the aforementioned non-GAAP financial measures for planning and forecasting purposes. Our Board of Directors uses Free cash flow, Adjusted diluted earnings (loss) per share from continuing operations and Net debt over Adjusted EBITDA as key metrics to determine management's performance under our performance-based compensation plans.

Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our financial performance. Free cash flow should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, this non-GAAP cash flow measure does not reflect cash used to repay debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. Net debt should not be considered a substitute for total debt as reported on the balance sheet. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.


RUN
WITH
THE
BULL.
MERITOR